POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Dana B. Sykes, Derek R. Redmond,
Kimberly J. Pustulka, Eric Orsic and Thomas J. Murphy, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange
Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $1.00 per share, of Hamilton Beach Brands Holding Company (the ?Company?) and
Class B Common Stock, par value $1.00 per share, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Julia L. Rankin Kuipers;

Trust created by the Agreement, dated December 21, 2004, for the benefit of Julia L. Rankin;

Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers; and

Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

	By:  Julia L. Rankin Kuipers, as Trustee

Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian); and

Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

	By:  Julia L. Rankin Kuipers, as Custodian


Name:	   /s/ Julia R. Kuipers
	Julia R. Kuipers
Date:	  September 13, 2017
Address:	4421 Waterfront Drive
	Glen Allen, VA  23060